Exhibit 4.3

2.000% SENIOR NOTE DUE 2022

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR /CLEARSTREAM”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED, AS NOMINEE OF ELAVON FINANCIAL SERVICES LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF ELAVON FINANCIAL SERVICES LIMITED, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

MOHAWK INDUSTRIES, INC.

€500,000,000

2.000% SENIOR NOTE DUE 2022

No. R-1

ISN No. XS1117296381

COMMON CODE: 111729638

CUSIP No.: 608190 AK0

Mohawk Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, as nominee of Elavon Financial Services Limited, a common depositary for the accounts of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg, or registered assigns (the “Holder”), the principal sum of FIVE HUNDRED MILLION EUROS (€500,000,000) on January 14, 2022, and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from and including the date of issuance, annually in arrears on January 14 of each year (each, an “Interest Payment Date”) commencing on January 14, 2016, at a rate of 2.000% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the preceding January 1 (each, a “Regular Record Date”); provided that the interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest on the Notes will be payable on an Actual Basis. If any Interest Payment Date, Redemption Date or Maturity falls on a day that is not a Business Day, the payment of the interest and principal payable on such date will be made on the next Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity and no interest shall accrue on the amount of interest due on that Interest Payment Date for the period from and after such Interest Payment Date, Redemption Date or Maturity to the date of payment.

Payments of principal of and interest on the Notes will be made in Euros. If the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the Euro is no longer being used by the then-member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. Dollars until the Euro is again available to the Company or so used. In such circumstances, the amount payable on any date in Euros will be converted into in U.S. Dollars on the basis of the most recently available market exchange rate for Euros. Any payment in respect of the Notes so made in U.S. Dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Payment of interest, subject to such surrender where applicable, (i) may be made at the Company’s option by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) in the case of any Global Security, must be made by wire transfer at such place and to such account at a banking institution as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: June 9, 2015	MOHAWK INDUSTRIES, INC.

By:
	Name:	Shailesh Bettadapur
	Title:	Vice President and Treasurer

By:
	Name:	R. David Patton
	Title:	VP – Business Strategy, General
Counsel and Secretary

[Trustee’s Certificate of Authentication on Next Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Dated: June 9, 2015	By:
Authorized Signatory

REVERSE OF SENIOR 2022 NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of January 31, 2013, by and between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture (as defined below)) (the “Original Indenture”), as supplemented by a Second Supplemental Indenture dated as of June 9, 2015 (the “Supplemental Indenture”; the Original Indenture, as supplemented by the Supplemental Indenture and as further amended or supplemented from time to time, herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, the Trustee, Elavon Financial Services Limited, UK Branch, as initial Paying Agent and Elavon Financial Services Limited, as initial Registrar, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “Notes”) which is unlimited in aggregate principal amount.

Elavon Financial Services Limited, UK Branch, shall initially serve as Paying Agent with respect to the Notes, with the Place of Payment for all Notes initially being the following office of the initial Paying Agent: Fifth Floor, 125 Old Broad Street, London EC2N 1AR, United Kingdom. Elavon Financial Services Limited, shall initially serve as Registrar with respect to the Notes, and the Notes may be registered for transfer or exchange at the office of the Registrar at Block E, Cherrywood Business Park, Loughlinstown, Dublin, Ireland. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Registrar for the Notes, to appoint additional or other Paying Agents or Registrars for the Notes and to approve any change in the office through which any Paying Agent or Registrar for the Notes acts.

Prior to October 16, 2021, the Company may, at its option, redeem the Notes, either in whole or in part, at any time and from time to time at a Redemption Price described in the Supplemental Indenture.

On or after October 16, 2021, the Company may, at its option, redeem the Notes, either in whole or in part, at any time or from time to time, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the applicable Redemption Date.

The Notes are subject to redemption for tax reasons as described in the Supplemental Indenture.

Additional Amounts will be paid in respect of any payments of interest or principal so that the amount a beneficial owner receives after the imposition of withholding tax by the Relevant Jurisdiction will not be less than the amount that the beneficial owner would have received if no withholding tax had been applicable, subject to the exceptions described in the Supplemental Indenture.

In the event the Company does not complete the Acquisition (as defined in the Supplemental Indenture) on or prior to December 31, 2015, or if, prior to that date, the Acquisition Agreement (as defined in the Supplemental Indenture) is terminated, the Company will redeem all of the Notes on the Special Mandatory Redemption Date at a Redemption Price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Supplemental Indenture), unless the Company has exercised its right to redeem the Notes as described in the Supplemental Indenture, each Holder of the Notes shall have the right to require the Company to repurchase all or a portion (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of such Holder’s Notes as set forth in the Supplemental Indenture, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute, or to order or direct the Trustee to institute, any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Notes at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

No service charge shall be made for any such registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -
Custodian for
(Cust)

(Minor)

Under Uniform Gifts to Minors Act of

(State)

Additional abbreviations may also be used though not on the above list.

To assign this Note, fill in the following form:

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:                         ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Company pursuant to Section 2.6 of the Supplemental Indenture, check this box:  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 2.6 of the Supplemental Indenture, state the amount in principal amount (must be at least €100,000 and integral multiples of €1,000 in excess thereof): €

Date:	Your	Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature	Guarantee:

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.